UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2015

SILVER HILL MINES, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	000-53236	91-1257351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 10th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

(212) 935-8400

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

      240-14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

       240-13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2015, the Company's board of directors appointed the following individuals to be seated as members of the board of directors, subject to their qualification and consent.  These appointments will fill vacancies on the board of directors.

Michael Algor:

Mr. Algor has been involved in the consumer goods industry with national and international experience.  His experience includes sales and marketing of new products, market research and analysis, new product/market development, sales management, advertising, brand management, operations management, formulating policies and procedures.

From July 2014 to the present, Mr. Algore has been the President and Chief Operating Officer of Mijovi, North America.  He has been responsible for startup of all business operations, including, but not limited to, office setup, appointing national brokers, developing business plan, product promotional plans and social media platforms.

From 2009 to 2013, he was the Executive Vice President of Sales and Marketing for New Whey Nutrition. He was directly responsible for sales planning, product growth and financial oversight for earnings.  He developed marketing plans for new product introduction, product demand planning, and management of a national network of brokers.  He achieved distribution of over 11,000 stores throughout the U.S.

We believe that Mr. Algor's leadership, managerial experience, attributes and skills during his career qualifies him to be a member of the Company's Board of Directors.

Dr. Kurt Reiner Geiss:   Age 58

Dr. Geiss is a doctor of general medicine and sports medicine in Germany. Since 1988 he has been principally engaged in scientific research and leadership of national and international scientific teams dealing with sports and nutritional topics. He has been involved in hundreds of studies regarding sports medicine and medical diagnostics at the Institut of Sports Medicine at Frankfurt University and ISME Private Research Institute of Sports, Medicine and Nutrition.  He has been authorized by the German Sports Medicine Association to teach doctors specializing in sports medicine at the Johann Wolfgang Goethe University in Frankfurt, Germany.  He is the head of ISME Private Research Institut of Sports, Medicine and Nutrition, GmbH.  He is a member of the German Academy of Nutritional Medicine and member of the European College of Sports Medicine.  We believe that Mr. Geiss's leadership, managerial experience, attributes and skills during his career qualifies him to be a member of the Company's Board of Directors.

Killian Geiss:  Age 22

Mr. Geiss has been a professional tennis player since 2010.  He holds a Bachelor’s degree in Sports Management from University Wismar, Germany.  Currently, Mr. Geiss is employed by the Research Institut for Sports, Medicine and Nutrition.  Mr. Geiss’ father is Kurt Reiner Geiss.  We believe that Mr. Geiss's attributes and skills during his young career qualifies him to be a member of the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2015

SILVER HILL MINES, INC.

/s/ George Clair

______________________________

By:  George Clair

Title:  President